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                              ASSET SALE AGREEMENT

This Asset Sale Agreement (this "Agreement") is made and entered into on April 14, 1997 by and between Drillers, Inc., a Texas corporation ("Seller"), and WellTech Eastern, Inc. ("Buyer"), a wholly-owned subsidiary of Key Energy Group, Inc.

                                R E C I T A L S:

1. Seller owns land drilling rigs 450, 459 and 472 (the "Rigs") and related assets; and

2. Seller desires to sell to Buyer, and Buyer desires to acquire from Seller, the Rigs and certain related assets in consideration of the payment by Buyer of the purchase price provided for herein, all upon the terms and subject to the conditions hereinafter set forth.

                                    AGREEMENT

In consideration of the premises and of the agreements and covenants of the parties contained herein, it is hereby agreed as follows:

I.       Purchase and Sale of Assets.

1.1 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller all of the assets listed on Exhibit A hereto (the "Assets").

1.2 Excluded Assets. It is expressly understood and agreed that the Assets shall not include the assets listed on Exhibit B hereto (the "Excluded Assets"), and that all right, title and interest in the Excluded Assets shall remain with Seller and that Buyer shall not make any claim to ownership of the Excluded Assets.

1.3 Instruments of Conveyance and Transfer and Delivery of Assets. At the Closing, Seller shall deliver or cause to be delivered to Buyer a Bill of Sale and Assignment transferring all of Seller's right, title and interest in and to the Assets, in the form attached hereto as Exhibit C (the "Bill of Sale") and all other certificates of title and other documents in the possession of Seller and required to convey to Buyer the legal and valid title to the Assets. At the Closing, title to the Assets shall pass from Seller to Buyer upon confirmation by Seller's bank of Buyer's deposit of the Balance in Seller's bank account in immediately available funds. Buyer may take possession of the Assets as soon as Seller has received the preceding confirmation from Seller's bank.

II. Execution and Closing. The closing (the "Closing") with respect to the transactions provided for in this Agreement shall commence in Houston, Texas at 12:00 p.m. EST on Wednesday, April 16, 1997 and finish upon the completion of the items provided in Section 1.3 hereof.

III.     Purchase Price; Transaction.

3.1 Purchase Price. As consideration for the Assets, and subject to the terms and conditions of this Agreement, Buyer shall deliver at the Closing to Seller One Million Three Hundred and Fifty Thousand and NO/100 U.S. Dollars (US$1,350,000.00) (the "Balance") through a wire transfer of immediately available funds deposited to Seller's bank account in Houston, Texas, which sum represents the purchase price of One Million Five Hundred Thousand and NO/100 U.S. Dollars (US$1,500,000.00) agreed to by the parties for the Assets (the "Purchase Price"), less a One Hundred and Fifty Thousand and NO/100 U.S. Dollars (US$150,000.00) advance payment made by Buyer to Seller on March 17, 1997 (the "Advance Payment"). In the event that Buyer does not comply with the
Post-Closing Conditions (as hereinafter defined), Seller shall have no obligation to return any part of the Purchase Price and Buyer's obligations under Sections V and VI hereto shall remain in effect until Buyer fulfills the Post-Closing Conditions.

3.2 Affiliate Transaction. In connection with the transactions contemplated hereby, Seller shall cause its affiliate Drillers International, S.A. ("Drillers International") to execute with, and deliver to, Servicios Welltech, S.A., a partially-owned subsidiary of Buyer ("Welltech"), a separate asset sale agreement in the form attached hereto as Exhibit D (the "Argentine Bill of Sale") conveying title to Welltech of certain additional assets in Argentina owned by Drillers International and listed in an exhibit to the Argentine Bill of Sale (the "Affiliate Transaction"). Of the Purchase Price paid by Buyer, One Hundred and Fifty Thousand and 00/100 Dollars (U.S. $150,000.00) shall be allocated by the parties to the Affiliate Transaction.

3.3 Sales Taxes. The Buyer and Seller acknowledge that no Texas state sales tax is due or owing in connection with the transfer of the Assets under Section
151.304 of the Texas Tax Code. To the extent sales or value-added taxes are determined to be due and owing in connection with the Affiliate Transaction or the execution, delivery or performance of this Agreement, either in the U.S. or Argentina, Buyer shall be responsible for payment of any and all such taxes.

IV. Representations of Seller. Seller represents and warrants that the following are true and correct as of this date and will be true and correct through the date of the Closing as if made on that date:

4.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas with all requisite power and authority to carry on the business in which it is engaged and to own the Assets.

4.2 Authorization and Validity. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Seller, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Seller. This Agreement and each other agreement contemplated hereby have been or will be duly executed and delivered by Seller and constitute or will constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

4.3 No Violation. Neither the execution and performance of this Agreement or the agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will result in a violation or breach of the Articles of Incorporation or Bylaws of Seller or, to Seller's knowledge, violate or breach any agreement or other instrument under which Seller is bound or to which any of the Assets are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such Assets.

4.4 Title to Assets. Seller owns the Assets free and clear of all liens, security interests, claims and encumbrances.

4.5 No Representation Regarding Condition of Assets. SELLER MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE ASSETS INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IT BEING THE EXPRESS AGREEMENT OF BUYER AND SELLER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER WILL OBTAIN THE ASSETS IN THEIR CONDITION AND STATE OF REPAIR AT THE CLOSING, "AS IS," AND "WHERE IS."

V. Post-Closing Matters. As soon after the Closing as practicable, but in no event later than April 30, 1997, Buyer shall satisfy the following requirements (the "Post-Closing Conditions"):

5.1 Confirmation by Buyer in writing from the Argentine customs authority, to the reasonable satisfaction of the Seller, of the assignment and transfer of the temporary importation permits and nationalization documents covering the Assets, including, but not limited to, the presentation of the necessary underlying contractual commitments by Buyer in Argentina to third parties to justify the continued presence of the Rigs in Argentina;

5.2 Confirmation by Buyer in writing from the Argentine customs authority, to the reasonable satisfaction of the Seller, of the presentation to, and acceptance in writing by, the Argentine customs authority of sufficient bonds or other financial guaranties by Buyer to cover the Assets and authorize the release of any financial guaranties established by Seller or Drillers International, or any of their affiliates, to authorize the presence of the Rigs in Argentina; and

5.3 Confirmation by Buyer in writing from the Argentine customs authority, to the reasonable satisfaction of the Seller, of the release by the Argentine customs authority of the bonds or other financial guaranties currently in place by Seller.

VI. Yard Rentals. Seller agrees that Buyer shall not assume any liability or obligation from Seller's real property lease (the "Seller Lease") covering the real property (the "Seller Real Property") on which the Assets and the Excluded Assets are located on the date hereof, or any other liabilities other than as provided herein. Following the Closing, Seller agrees to promptly provide notice of the termination of the Seller Lease to its lessor thereunder, which Seller represents (and Buyer acknowledges) shall cause the Seller Lease to terminate on the sixtieth (60th) day following such lessor's receipt of the termination notice (the "Seller Lease Termination Date"). From the date hereof until the Seller Lease Termination Date, Buyer shall have the right to occupy (and store the Assets on) the Seller Real Property. In return for such right, Buyer shall reimburse Seller for its rental payments, and other occupancy costs, owed by Seller pursuant to the Seller Lease (but excluding any termination penalties) from the date that it removes the Excluded Assets from the Seller Real Property until the Seller Lease Termination Date.

VII. Indemnification. Buyer hereby agrees to indemnify and hold Seller harmless from and against all manner of action, causes of action, claims, counterclaims or third party actions, controversies, agreements, promises, damages, expenses, claims and demands whatsoever, in law, in equity or otherwise, arising as a result of, or in connection with (a) the ownership, use or operation of the Assets, or the use of Seller Real Property, after the Closing; (b) Buyer's failure to fulfill its obligations under Section V above; or (c) Buyer's conduct of its businesses on or after the Closing. Seller hereby agrees to indemnify and hold Buyer harmless from and against all manner of action, causes of action, claims, counterclaims or third party actions, controversies, agreements, promises, damages, expenses, claims and demands whatsoever, in law, in equity or otherwise, arising as a result of, or in connection with (a) any breach by Seller of its representations, warranties, covenants or agreements set forth herein or in any certificate, schedule, exhibit or other instrument delivered or furnished to Buyer in connection herewith; (b) Seller's ownership, use or operation of the Assets prior to the Closing; or (c) Seller's conduct of its businesses on or after the Closing.

VIII. Notices. Any notice, consent, or other communication to be given under this Agreement by any party to any other party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, delivered by overnight express delivery service or same-day local courier service, or (d) delivered by telex or facsimile transmission to the address set forth beneath the signature of the parties, or at such other address as may be designated by the parties from time to time in accordance with this Section. Notices delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three business days after mailing. Notices delivered by telex or facsimile transmission shall be deemed given upon receipt by the sender of the answerback (in the case of a telex) or transmission confirmation (in the case of a facsimile transmission).

IX. Further Assurances. At the Closing, and at all times thereafter as may be reasonably necessary, Seller shall execute and deliver to Buyer such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Buyer good and indefeasible title to the Assets and to comply with the purposes and intent of this Agreement, including, but not limited to, the execution by Seller of those documents, certificates and assignments reasonably requested by Buyer to facilitate the transfer of any customs documentation allowing for the presence of the Assets in Argentina. At the Closing, and at all times thereafter as may be necessary, Buyer shall execute and deliver to Seller such other instruments as shall be reasonably necessary or appropriate to evidence the assumption by Buyer of the responsibility for the Yard Rentals (as defined in Article VI).

X. Governing Law. The parties hereto hereby agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, notwithstanding its conflict or choice of law principles. The parties hereto further acknowledge that, in the event that Texas' choice of laws rules were to apply in connection with such choice of law, (I) Texas has a substantial relationship to the parties hereto and the transactions contemplated hereby, and (ii) there is a reasonable basis for the choice of law. If any action is brought to enforce or interpret this Agreement, venue for such action shall be in Harris County, Texas.

XI. Miscellaneous. This Agreement and the other documents contemplated herein supersede all other agreements, oral or written, between or among the parties hereto with respect to the subject matter hereof and contain all of the covenants and agreements between the parties with respect thereto. Any amendment or modification of this Agreement shall be valid only if in writing and signed by both parties hereto. Each party to this Agreement shall perform any and all further acts and execute and deliver any and all documents and instruments that may be reasonably necessary to carry out the provisions of this Agreement. This Agreement may be executed by facsimile signature and in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document. This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. If any provision of this Agreement is held to be void, illegal or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such void, illegal or unenforceable provision never comprised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected in any way by the void, illegal or unenforceable provision or by its severance. Furthermore, in lieu of such severed provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such severed provision as may be possible and be valid, legal and enforceable.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                                         DRILLERS, INC.


                                         By:
                                         Name:
                                         Title:


                                         Address:

                                         10370 Richmond Ave., Suite 600
                                         Houston, Texas  77042


                                         WELLTECH EASTERN, INC.


                                         By:
                                         Name:
                                         Title:


                                         Address:

                                         Two Tower Center, Tenth Floor
                                         East Brunswick, NJ  08816